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                                                                   Exhibit 23.2


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-73680 and 333-84724) of Callaway Golf Company of our report dated June 15, 2001 relating to the financial statements of the Callaway Golf Company 401(k) Retirement Investment Plan, which appear in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

San Diego, California
June 26, 2002